UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2013

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

13453 North Main Street, Suite 206 Jacksonville, Florida (Address of principal executive offices)	32218 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2013, American Restaurant Concepts, Inc. (the “Company”) learned that a Settlement and Release Agreement, dated March 25, 2013, by and among the Company, Bank of America, N.A. (“Bank of America”), Michael Rosenberger, who is the Company’s Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Company’s board of directors, Rosalie Rosenberger, and Hot Wings Concepts, Inc. (“Hot Wings Concepts”), which is owned by Mr. Rosenberger (the “Settlement Agreement”), was executed by Bank of America, which was the last party to execute the Settlement Agreement.  Under the terms of the Settlement Agreement, the Company agreed to pay Bank of America $50,000 in full and final settlement of all outstanding principal, accrued but unpaid interest, and all other claims and amounts owed to Bank of America under the loan agreement originally entered into by the parties on October 30, 2008 (as amended, the “Loan Agreement”).  As part of the Settlement Agreement, the Company, Mr. Rosenberger, Ms. Rosenberger and Hot Wings Concepts (collectively, the “Obligors”), on the one hand, and Bank of America, on the other hand, granted each other a release from any and all current and future claims related to the Loan Agreement.  As a result of the execution of the Settlement Agreement, the Loan Agreement was terminated in its entirety.

The Settlement Agreement contains certain conditions subsequent, the occurrence of any of which during the 90-day period beginning March 25, 2013 and ending June 23, 2013 will result in the following: (i) the reinstatement of the Loan Agreement, (ii) the full amount of all outstanding principal, accrued but unpaid interest, and all other claims and amounts owed to Bank of America under the Loan Agreement becoming immediately due and payable by the Obligors, and (iii) the Obligors being held liable for the payment of all legal fees incurred by Bank of America in connection with the Loan Agreement and Settlement Agreement both prior to and after the execution of the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement and Release Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Settlement and Release Agreement, dated March 25, 2013, by and among Bank of America, N.A., American Restaurant Concepts, Inc., Michael P. Rosenberger, Rosalie Rosenberger and Hot Wings Concepts, Inc.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: April 12, 2013	/s/ Michael Rosenberger
Michael Rosenberger
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement and Release Agreement, dated March 25, 2013, by and among Bank of America, N.A., American Restaurant Concepts, Inc., Michael P. Rosenberger, Rosalie Rosenberger and Hot Wings Concepts, Inc.